UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2023

Fisker Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38625	82-3100340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1888 Rosecrans Avenue

Manhattan Beach, California 90266

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (833) 434-7537

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	FSR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Securities Purchase Agreement

As previously disclosed, on July 10, 2023, Fisker Inc. (the “Company,” “we,” “us” or “our”) entered into a Securities Purchase Agreement (the “Original Purchase Agreement”) with an institutional investor (the “Investor”) pursuant to which the Company agreed to sell, and the Investor agreed to purchase, $340,000,000 in aggregate principal amount of Series A-1 senior convertible notes due 2025 (the “Series A-1 Notes”) in a registered direct offering. The Series A-1 Notes were issued at an original issue discount of approximately twelve percent (12%) resulting in gross proceeds to the Company of $300,000,000.

Pursuant to the terms of the Original Purchase Agreement, during a sixth-month period beginning on the one-year anniversary of the issuance of the Series A-1 Notes and ending on the eighteen-month anniversary of the issuance of the Series A-1 Notes (the “AIR Period”), the Investor could purchase up to an additional $226,666,667 in aggregate principal amount of senior convertible notes due two years after the date of issuance (the “Investor AIR Notes”) in one or more registered direct offerings. If the Investor elected, during the AIR Period, to purchase the full amount of Investor AIR Notes, the Company could, at its option, require the Investor to purchase up to an additional $113,333,333 in aggregate principal amount of senior convertible notes due two years after the date of issuance (the “Issuer AIR Notes” and, together with the Investor AIR Notes, the “Additional Notes”).

On September 29, 2023, the Company and the Investor entered into Amendment No. 1 to the Original Purchase Agreement (the “Purchase Agreement Amendment” and, together with the Original Purchase Agreement, the “Securities Purchase Agreement”), in order to:

•

Increase the aggregate principal amount of Investor AIR Notes available for purchase to $566,666,667, to be purchased at any time after (A) with respect to the initial $170,000,000 of Investor AIR Notes, September 27, 2023, (B) with respect to the next $226,666,667 of Investor AIR Notes, December 29, 2023 or (C) with respect to the remaining $170,000,000 of Investor Air Notes, March 29, 2024;

•	Increase the aggregate principal amount of Issuer AIR Notes to $226,666,667;

•	Extend the Investor’s right to effect a closing of Investor AIR Notes to March 29, 2026;

•

Provide that if the Investor consummates a closing to purchase at least $170,000,000 in aggregate principal amount of Additional Notes, during the period commencing on the date of the Purchase Agreement Amendment and ending on October 2, 2023, with respect to any Series A-1 Notes and any Additional Notes outstanding during such period, if such holder requests an Acceleration (as defined in such notes) prior to January 11, 2024 at a time when the Acceleration Conversion Price (as defined in such notes) is greater than the Installment Conversion Price (as defined in such notes) for the July 11, 2023 Installment Date (as defined in such notes) of the Series A-1 Notes (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events) (the “Acceleration Temporary Ceiling”), the Company agrees that the Conversion Price (as defined in such notes) of such portion of such note that would otherwise have been converted in such Acceleration shall be automatically reduced to the Acceleration Temporary Ceiling and, in lieu of such Acceleration, such conversion shall be settled as a voluntary optional conversion in accordance with such note;

•

Extend the Investor’s ability to participate in any financings completed by the Company from July 11, 2024 to September 29, 2024, in an amount up to twenty-five percent (25%) of the amount raised in said financings, subject to standard carve outs and excluding any transactions conducted pursuant to any at-the-market program that the Company may have in place at such time;

•	Increase the amount of Common Stock required to be reserved by the Company prior to obtaining the stockholder approval described below to 782,000,000 shares of Common Stock; and

•

Require that the Company either obtain the prior written consent of requisite stockholders or seek and obtain stockholder approval at a special meeting (in each case no later than January 31, 2024), in order to (x) approve the issuance of such portion of securities issued or issuable solely with respect to an Additional Closing (as defined in the Securities Purchase Agreement) in compliance with the rules and regulations of the New York Stock Exchange and (y) increase the authorized shares of the Company from 1,250,000,000 to 2,000,000,000, and if the Company fails to obtain such approval, it will seek approval at an additional stockholder meeting on or prior to March 31, 2024 and, if necessary, semi-annually thereafter.

On August 30, 2023, we held a Special Meeting of Stockholders (the “Special Meeting”) where our stockholders approved the potential issuance of more than 19.99% of the outstanding shares of Class A Common Stock pursuant to the conversion of (i) the $340,000,000 in aggregate principal amount of Series A-1 Notes and (ii) the $340,000,000 in aggregate principal amount of Additional Notes issuable pursuant to the Original Purchase Agreement.

Pursuant to the Purchase Agreement Amendment, the Company may offer an incremental $340,000,000 in aggregate principal amount of Investor AIR Notes and $113,333,334 in aggregate principal amount of Issuer AIR Notes. Given this increase in aggregate principal amount of Additional Notes that may be issued pursuant to the Securities Purchase Agreement, we have agreed to either obtain the prior written consent of requisite stockholders or seek and obtain stockholder approval at a special meeting (in each case no later than January 31, 2024), in order to (x) approve the issuance of such portion of securities issued or issuable solely with respect to an Additional Closing (as defined in the Securities Purchase Agreement) in compliance with the rules and regulations of the New York Stock Exchange and (y) increase the authorized shares of the Company from 1,250,000,000 to 2,000,000,000, and if the Company fails to obtain such approval, it will seek approval at an additional stockholder meeting on or prior to March 31, 2024 and, if necessary, semi-annually thereafter. Unless we obtain the approval of our stockholders in accordance with the rules and regulations of the New York Stock Exchange, a maximum of 42,156,083 shares of our Class A Common Stock (19.99% of the outstanding shares of our Class A Common Stock on September 27, 2023) shall be issuable upon conversion or otherwise pursuant to the terms of the incremental $453,333,334 of Additional Notes added pursuant to the Purchase Agreement Amendment.

The Offering

Pursuant to the terms of the Securities Purchase Agreement, the Company has agreed to sell, and the Investor has agreed to purchase, $170,000,000 of Additional Notes, as Series B-1 senior convertible notes due 2025 (the “Series B-1 Notes”) in a registered direct offering (the “Offering”). The Offering is expected to close on September 29, 2023 (the actual date of the Offering closing is referred to herein as the “Closing Date”), subject to satisfaction of customary closing conditions. We estimate the net amount of proceeds to us from the Offering after deducting offering expenses will be $148,372,154. The Company intends to use the net proceeds that it receives from the Offering for general corporate purposes, including working capital, accelerating vehicle deliveries, supporting growth, and expediting vehicle programs.

The Series B-1 Notes have an original issue discount of approximately twelve percent (12%) resulting in gross proceeds to the Company of $150,000,000. All amounts due under the Series B-1 Notes are convertible at any time, in whole or in part, at the Investor’s option, into our Class A Common Stock, at the initial conversion price of $7.5986, which conversion price is subject to certain limitations. Up to 146,551,724 shares of Class A Common Stock (the “Shares”) are issuable from time to time upon conversion or otherwise under the Series B-1 Notes, assuming conversion at a conversion price equal to the Floor Price (as defined in the Series B-1 Notes). The Series B-1 and Shares are being offered pursuant to a prospectus supplement to our effective shelf registration statement on Form S-3 (Registration No. 333-261875) (the “Registration Statement”).

The Series B-1 Notes will be issued as senior unsecured obligations of the Company under that certain Indenture (the “Base Indenture”), dated July 11, 2023, by and between the Company and Wilmington Savings Fund Society, FSB, as the trustee (the “Trustee”), as supplemented by that certain Second Supplemental Indenture (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), to be entered into on the Closing Date. The terms of the Series B-1 Notes include those provided in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Series B-1 Notes will mature on the second anniversary of the Closing Date, subject to certain rights of the Investor to extend the maturity date. Unless and until an event of default has occurred and is continuing, the Series B-1 Notes shall not bear any interest. The additional terms of the Series B-1 Notes are identical in all material respects to the terms of the Series A-1 Notes (which are described in the Company’s Current Report on Form 8-K filed on July 10, 2023).

This summary is qualified in its entirety by reference to the full text of the agreements, each of which is attached as an exhibit to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Offering in Item 1.01 of this Current Report on Form 8-K is incorporated in its entirety by this reference into this Item 2.03.

Item 8.01	Other Events.

In connection with the Offering, the legal opinion letter of Orrick, Herrington & Sutcliff LLP to the Company, regarding the validity of the Series B-1 Notes and the Shares issuable from time to time upon conversion or otherwise under the Series B-1 Notes is filed as Exhibit 5.1 to this Current Report on Form 8-K. The legal opinion letter is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

On September 29, 2023, we issued a press release announcing the Purchase Agreement Amendment and the Offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Note (incorporated by reference to Exhibit A-1 of Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 10, 2023).

4.2	Form of Base Indenture (incorporated by reference to Exhibit A-2 of Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 10, 2023).

4.3	Form of Second Supplemental Indenture.

5.1	Opinion of Orrick, Herrington & Sutcliff LLP.

10.1	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 10, 2023).

10.2	Form of Amendment No. 1 to Securities Purchase Agreement.

23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).

99.1	Press release, dated September 29, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2023	FISKER INC.

	By:	/s/ Dr. Geeta Gupta-Fisker
Dr. Geeta Gupta-Fisker
Chief Financial Officer and Chief Operating Officer